UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

 FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 16, 2005

GLOBAL INDUSTRIES, LTD.
 (Exact name of registrant as specified in its charters)

            Louisiana                                             2-56600                                           72-1212563
        (State or Other Jurisdiction of         (Commission File Number)           (I.R.S. Employer Identification No.)
        Incorporation or Organization)

                   8000 Global Drive                                                                                     70665
            P.O. Box 442, Sulphur, LA                                                                       70664-0442
        (Address of Principal Executive Offices)                                                             (Zip Code)

Registrant's Telephone Number, including Area Code:  (337) 583-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

            Global Industries, Ltd. (the "Company") increased the salary of Russell J. Robicheaux to $184,000 per year, effective June 1, 2005 in connection with Mr. Robicheaux's relocation to Houston, Texas.  Mr. Robicheaux is Senior Vice President and General Counsel of the Company.   In addition, the Company has agreed to provide Mr. Robicheaux with a relocation allowance of $15,333, a temporary living allowance of $9,000, a house-hunting allowance of $1,000 and payment of the cost of moving his household effects to Houston.  Mr. Robicheaux will also participate in the Company's home buy program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.

Date:    May 25, 2005              By:    /s/ TIMOTHY W. MICIOTTO
                                                        Name: Timothy W. Miciotto
                                                        Title:  Senior Vice President/CFO